Exhibit 99.2

PEOPLES ENERGY CORPORATION

PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

Use this number to vote by phone or internet.

For Against Abstain

1. Proposal to approve the Agreement and Plan of Merger dated as of July 8, 2006 among WPS Resources Corporation, Wedge Acquisition Corp. and Peoples Energy Corporation. 2. A proposal to adjourn the special meeting if necessary to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve the Agreement and Plan of Merger referred to in Proposal 1. For Against Abstain

The Board of Directors recommends a vote FOR Item 1.

The Board of Directors recommends a vote FOR Item 2.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATION MADE. IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2.

Dated:

, 2006

Signature(s)

NOTE: Please sign exactly as your name(s) appears. For joint accounts, each owner should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please give your full title.

PEOPLES ENERGY CORPORATION PROXY VOTING INSTRUCTION CARD

Your vote is important. Casting your vote in one of the three ways described on this instruction card votes all shares of Common Stock of Peoples Energy Corporation that you are entitled to vote.

After considering the issues described in the proxy statement, please cast your vote in one of the following manners:

Through the internet, access the web site http://www.eproxyvote.com/PGL and follow the instructions.

Using a touch-tone telephone to vote by phone toll free from the U.S. or Canada. Simply dial

1-866-207-3912 and follow the instructions. When you are finished voting, your vote will be confirmed, and the call will end.

Complete, date, sign, detach and mail the above proxy card and promptly return it in the postage-paid envelope included with the joint proxy statement.

You can vote by phone or via the internet any time prior to 11:59 p.m. Central Time, December 5, 2006. You will need the number printed in the box at the top of this proxy card to vote by phone or via the internet. If you do so, you do not need to mail in your proxy card.

A Peoples Energy Corporation

D

Special Meeting of Shareholders T

M

9:30 a.m. I

I

December 6, 2006 C

S Chase Auditorium

K

S Chase Tower

E

I 10 South Dearborn Street

T

Chicago, Illinois

O

N

7267—Peoples Energy Corp.—Special Mtg.

PEOPLES ENERGY CORPORATION

SPECIAL MEETING OF SHAREHOLDERS—DECEMBER 6, 2006

The undersigned hereby appoints James R. Boris, Homer J. Livingston, Jr. and Thomas M. Patrick, and each of them, with power of substitution in each, as proxies, with the powers the undersigned would possess if personally present, to vote all of the undersigned’s shares of stock in Peoples Energy Corporation at the Special Meeting of Shareholders of the company to be held at the Chase Auditorium, Chase Tower, 10 South Dearborn Street, Chicago, Illinois, on December 6, 2006, at 9:30 a.m., and at any adjournment thereof, upon all matters that may properly come before the meeting, including the matters described in the company’s Notice of Special Meeting of Shareholders and joint Proxy Statement dated October 18, 2006, subject to any directions indicated on the reverse side of this card.

This proxy is solicited on behalf of the Board of Directors of the Company.

IMPORTANT — To be signed and dated on the reverse side.

7267—Peoples Energy Corp.—Special Mtg.